UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2012

WESTERN REFINING, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32721	20-3472415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

123 West Mills Avenue, Suite 200

El Paso, Texas 79901

(Address of principal executive offices)

(915) 534-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of Western Refining, Inc. (the “Company”) was held on June 8, 2012, at 8:30 AM MDT at the Plaza Theater, 125 Pioneer Plaza, El Paso, Texas 79901, with 86,204,188 of the Company’s shares present or represented by proxy. This represented approximately 95% of the Company’s 90,814,773 shares outstanding and entitled to vote as of April 13, 2012, the record date of the Annual Meeting. The matters submitted for a vote and the related final voting results are set forth below. A more detailed description of each proposal is set forth in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 26, 2012 (the “Proxy Statement”).

(1)	Proposal 1: Elect three Class I directors to the Company’s Board of Directors. The election of each Class I director nominee was approved as follows:

Sigmund L. Cornelius	shares voted (*)
For	75,880,874
Against	N/A
Withhold	1,360,349
Broker Non-Votes	8,962,965

Brian J. Hogan	shares voted (*)
For	76,467,634
Against	N/A
Withhold	773,589
Broker Non-Votes	8,962,965

Scott D. Weaver	shares voted (*)
For	75,101,527
Against	N/A
Withhold	2,139,696
Broker Non-Votes	8,962,965

(2)	Proposal 2: Ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2012. Proposal 2 was approved as follows:

shares voted (*)
For	85,945,379
Against	173,969
Abstain	84,840
Broker Non-Votes	N/A

*	Notes:

Required votes. For Proposal 1, the affirmative vote of holders of a plurality of the common stock present or represented by proxy at the Annual Meeting and entitled to vote was required for the election of each director nominee. Therefore, abstentions and broker non-votes were not taken into account in determining the outcome of the election of directors. For ratification of the independent auditor for fiscal year 2012, the affirmative vote of holders of a majority of the common stock present or represented by proxy at the Annual Meeting and entitled to vote were required. Therefore, on such matters, abstentions had the effect of a negative vote, and broker non-votes were not taken into account. There were no broker non-votes for Proposal 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING, INC.

By:	/s/ Gary R. Dalke
Name: Gary R. Dalke
Title: Chief Financial Officer

Dated: June 14, 2012